Exhibit 99.1

For Immediate Release

FIRST CALIFORNIA RECEIVES NASDAQ NOTIFICATION

WESTLAKE VILLAGE, Calif., May 27, 2009 – First California Financial Group, Inc. (Nasdaq:FCAL) today announced that it received a notice from The Nasdaq Stock Market stating that the company is not in compliance with Listing Rule 5250(c)(1) because it has not timely filed its Form 10-Q for the period ended March 31, 2009. Under Nasdaq rules, the company has 60 calendar days to submit a plan to regain compliance and, if accepted, Nasdaq may grant an exception of up to 180 calendar days from the filing’s due date, or until November 16, 2009, to regain compliance.

As previously reported, in its Form 8-K filing with the Securities and Exchange Commission on May 20, 2009, First California’s results of operations for the 2009 first quarter are still being finalized by management. The company currently anticipates adjustments to the allowance for loan losses and the carrying value of certain assets, which are expected to result in a net loss for the quarter ended March 31, 2009.

About First California

First California Financial Group, Inc. (Nasdaq:FCAL) is the holding company of First California Bank. Celebrating 30 years of business in 2009, First California is a regional force of strength and stability in Southern California banking. With assets of $1.47 billion as of March 31, 2009 and led by an experienced team of bankers, the company is one of the strongest capitalized financial institutions in the region. The bank specializes in serving the comprehensive financial needs of the commercial market, particularly small- and middle-sized businesses, professional firms and commercial real estate development and construction companies. Committed to providing the best client service available in its markets, First California offers a full line of quality commercial banking products through 18 full-service branch offices in Los Angeles, Orange, Riverside, San Bernardino, San Diego and Ventura counties. The holding company’s website can be accessed at www.fcalgroup.com. For additional information on First California Bank’s products and services, visit www.fcbank.com.

Forward Looking Information

This press release contains certain forward-looking information about First California that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, and include statements related to the anticipated adjustments to the allowance for loan losses and the carrying value of certain assets for the 2009 first quarter ended March 31, 2009 and the expectation that these adjustments will result in a net loss for the period. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First California. First California cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking

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statements proves to be incorrect, First California’s results could differ materially from those expressed in, or implied or projected by such forward-looking statements. First California assumes no obligation to update such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled “Risk Factors” in First California’s Annual Report on Form 10-K and any other reports filed by it with the Securities and Exchange Commission (“SEC”). The documents filed by First California with the SEC may be obtained at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from First California by directing a request to: First California Financial Group, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361. Attention: Investor Relations. Telephone (805) 322-9655.

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